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                                                                    EXHIBIT 99.1

                                 FORM OF PROXY
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                         CHESAPEAKE ENERGY CORPORATION

                                   PROXY FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 10, 1998

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned shareholder of Chesapeake Energy Corporation ("Chesapeake") hereby appoints Aubrey K. McClendon and Marcus C. Rowland, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Chesapeake that the undersigned would be entitled to vote if personally present at the Special Meeting of shareholders of Chesapeake to be held on March 10, 1998, at 10:00 a.m., CST time, at 6100 North Western Avenue, Oklahoma City, Oklahoma, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint Proxy Statement/Prospectus dated February
  , 1998:

(1) Proposal to approve and adopt the Agreement and Plan of Merger dated November 12, 1997, as amended by Amendment No. 1 dated as of February 9, 1998, among Chesapeake, Chesapeake Acquisition Corp., a wholly owned subsidiary of Chesapeake ("Sub") and Hugoton Energy Corporation ("Hugoton") pursuant to which Sub will merge with and into Hugoton (the "Merger") and each outstanding share of Hugoton Common Stock will be converted into the right to receive 1.3 shares of Chesapeake Common Stock, $.01 par value, and the related issuance of Chesapeake Common Stock pursuant to the Merger.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                   (Continued and to be signed on other side)
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                          (Continued from other side.)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. Receipt of the Joint Proxy Statement/Prospectus dated
February   , 1998, is hereby acknowledged.

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                                                --------------------------------
                                                  Signature of Shareholder(s)

                                                Please sign your name exactly as
                                                it appears hereon. Joint owners
                                                must each sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give your full
                                                title as it appears thereon.

                                                                  Date:  , 1998.

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

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